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                                                                    Exhibit 21.1

                   Subsidiaries of Oplink Communications, Inc.


Business Name                                      Jurisdiction of Incorporation
-------------                                      -----------------------------

Beijing Oplink Communications, Inc.                    Beijing, China
Chengdu Oplink Communications, Inc.                    Chengdu, China
Fuzhou Oplink Communications, Inc.                     Fuzhou, China
Shanghai Oplink Communications, Inc.                   Shanghai,China
Telelight Communication Inc.                           California, United States
Zhuhai Free Trade Zone Oplink Communications, Inc.     Zhuhai, China
Zhuhai Oplink Communications, Inc.                     Zhuhai, China